UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006 (January 18, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2006, the Management Compensation Committee of our Board of Directors approved the 2006 performance goals and parameters for participants in our Executive Corporate Incentive Plan (“ECIP”). The ECIP was established in 2003, and is designed to tie executive compensation to performance and allow for maximum deductibility of executive compensation under Section 162(m) of the Internal Revenue Code.

The Committee has determined which of our officers are eligible to participate in the ECIP in 2006 and, for each participant, has set specific performance objectives, target bonus opportunities and certain additional conditions on the timing and payment of awards under the ECIP. The Committee has set certain financial goals (including company-wide goals applicable to all participants and business line metrics specific to individual participants), which permit bonus payouts of up to 200 percent of the target amount in the event the actual results exceed the established goals. Performance at or below a specified “floor” level will result in no payment, performance at the target goal level will result in payment of 100 percent of the target amount, and performance at or above a specified “ceiling” level will result in payment of 200 percent of the target amount. For achievement levels anywhere between the floor and the target goal, or between the target goal and the ceiling, bonus amounts will be adjusted proportionately on a straight-line basis. The Committee has also set certain non-financial goals. Award amounts for achievement of a non-financial goal generally may not exceed 100 percent of the target amount for that goal; however, the President and CEO may request Committee approval for payment in excess of 100 percent, but not more than 200 percent of the target amount, for outstanding performance.

At the end of the year, the Committee will determine the bonus amount to be paid to our President and CEO and will seek the advice and recommendations of the President and CEO in determining the amounts for other ECIP participants. In recommending individual awards under the ECIP, the President and CEO will consider each participant’s performance and conduct relating to Nasdaq’s high standards of ethics, regulatory responsibilities and integrity. The Committee, upon the recommendation of the President and CEO, may exercise negative discretion (decreasing the ECIP award) in establishing the final payout amount.

The 2006 ECIP performance goals established for our named executive officers, as defined in Item 402 of Regulation S-K, include operating income, budgeted revenue, business effectiveness, and various business-specific goals for specific individuals. The named executive officers are not all subject to the same performance goals, and the weighting of these goals differs for each officer. ECIP payouts for 2006 will be made in early 2007.

Separately, on January 18, 2006, the Committee set at $1,000,000 the new annual base salary of our President and CEO Robert Greifeld. The Committee also approved payouts to participants under the 2005 ECIP. One of our named executive officers, Edward S. Knight, Executive Vice President and General Counsel, will receive a supplemental award of $83,600 (in addition to his 2005 ECIP payment).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2006	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ David P. Warren
David P. Warren Executive Vice President and Chief Financial Officer

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